Exhibit 10.1

ASSIGNMENT AND ACCEPTANCE AGREEMENT

AND

AMENDMENT NO. 10 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AND

AMENDMENT NO. 6 TO

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 10 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is dated and is effective as of June 28, 2019, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”),  UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), and GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”, and together with Liberty, the “Purchasers”), FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company (“Fairway”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank (together with Scotia Capital, PNC, BTMU and ST, the “Remaining Banks”) and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the ST Purchaser Agent, the “Remaining Purchaser Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of

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September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”);

WHEREAS, immediately prior to the effectiveness of the amendments set forth herein, pursuant to and in accordance with Section 7.03 of the Purchase Agreement, (i) BMO, as a Bank, desires to assign, and each of the Remaining Banks desires to accept, a portion of BMO’s corresponding rights and obligations under the Purchase Agreement and (ii) Fairway desires to assign, and each of Liberty, Gotham, PNC, ST and TD desire to accept, a portion of Fairway’s Receivable Interests;

WHEREAS, each of the Seller, the Administrative Agent and the Remaining Purchaser Agents wishes to confirm its consent to such assignments by BMO and Fairway; and

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement and Section 9.01 of the Contribution Agreement, the parties wish to make certain amendments to the Purchase Agreement and the Contribution Agreement, respectively, to reflect the changes set forth above and as otherwise hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.                                           Assignment and Acceptance.

(a)                                 Pursuant to and in accordance with Section 7.03(b) of the Purchase Agreement, as of the Effective Date (as defined below), BMO hereby sells and assigns absolutely to each of the Remaining Banks, and each of the Remaining Banks hereby purchases and assumes from BMO, that portion of BMO’s rights and obligations as a Bank under the Purchase Agreement such that each Remaining Bank shall have the Bank Commitment as set forth in Section 1(e) below together with all corresponding rights and obligations (the “Assumed Bank Rights and Obligations”) and BMO shall cease to have any Bank Commitment and any corresponding rights and obligations.

(b)                                 Pursuant to and in accordance with Section 7.03(a) of the Purchase Agreement, as of the Effective Date, Fairway hereby sells and assigns absolutely to each of Liberty, Gotham, PNC, ST and TD that portion of its rights and obligations as a Purchaser (including its Receivable Interests) corresponding to the portion of the Assumed Bank Rights and Obligations assigned by BMO to the respective related Remaining Bank of, or that is, such assignee pursuant to Section 1(a) above (the “Assumed Purchaser Rights and Obligations”).

(c)                                  For the avoidance of doubt, upon the effectiveness of this Section 1 and the assumption by and assignment to (x) the Remaining Banks of the Assumed Bank Rights and Obligations and (y) Liberty, Gotham, PNC, ST and TD of the Assumed Purchaser Rights and Obligations, the rights and obligations of BMO as a Bank and a Purchaser Agent and of Fairway as a Purchaser, in each case, under the Purchase Agreement shall be extinguished and of no further force and effect; provided that each of BMO and Fairway shall continue to have the benefit of all indemnities and other agreements under the Purchase Agreement which survive the termination of the Purchase Agreement.

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(d)                                 Seller hereby consents to (x) the assignment by BMO of the Assumed Bank Rights and Obligations to the Remaining Banks pursuant to Section 7.03(b) of the Purchase Agreement, and (y) the assignment by Fairway of the Assumed Purchaser Rights and Obligations to Liberty, Gotham, PNC, ST and TD pursuant to Section 7.03(a) of the Purchase Agreement.

(e)                                  Upon the effectiveness of the assignment and sale of the Assumed Bank Rights and Obligations, the Bank Commitment of each of the Remaining Banks shall be as follows (and each Bank’s Percentage shall be that percentage determined pursuant to the Purchase Agreement as amended by this Agreement):

Bank	Bank Commitment
ST	$125,000,000

BTMU	$140,000,000

PNC	$125,000,000

TD	$210,000,000

Scotia Capital	$375,000,000

TOTAL	$975,000,000.00

(f)                                   In connection with the sales and assignments in this Section 1, Fairway shall transfer a Receivable Interest or Receivable Interests to each of Liberty, Gotham, PNC, ST and TD in exchange for a cash payment from such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each of Liberty, Gotham, PNC, ST and TD shall hold aggregate outstanding Capital equal to such Person’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as determined in accordance with the parenthetical in Section 1(e)).  The Seller hereby consents to the above transfers of Receivable Interests to each of Liberty, Gotham, PNC, ST and TD.

(g)                                  This Agreement is an Assignment and Acceptance for all purposes under the Purchase Agreement.  Each of the Seller, the Remaining Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by Fairway of the assignments of Receivable Interests pursuant to Section 1(f) above.

Section 2.                                           Amendments to the Purchase Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

Section 3.                                           Amendments to the Contribution Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Contribution Agreement is hereby amended as follows:

(a)                                 The Contribution Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex B.

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(b)                                 In connection with the extension of the Facility Termination Date of the Purchase Agreement, the Originator acknowledges that the Facility Termination Date under the Contribution Agreement shall accordingly be extended pursuant to clause (a) of the definition of “Facility Termination Date” contained therein.

Section 4.                                           Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)                                 executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)                                 each Remaining Purchaser Agent shall have received payment of a one-time upfront fee in an amount equal to five basis points on the amount of its related Bank’s Bank Commitment after giving effect to the assignments contemplated by Section 1;

(c)                                  the Fairway Purchaser Agent shall have received payment in full of all accrued and unpaid fees owing under the BMO Fee Letter and all Yield owing on the Receivable Interests owned by Fairway immediately prior to the assignments contemplated by Section 1 hereof;

(d)                                 the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Sullivan & Cromwell LLP, with respect to true sale and non-consolidation matters after giving effect to this Agreement and the transactions contemplated hereby; and

(e)                                  the Administrative Agent and the Purchaser Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 5.                                           Representations and Warranties.  The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)                                 The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on it or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance by the Collection Agent of its obligations under the Contribution Agreement or the Purchase Agreement.  This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

(b)                                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and

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performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)                                  This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

(e)                                  No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 6.                                           Amendment to Fee Letters.  The Seller and each of the Remaining Banks hereby agrees that, upon the effectiveness of the amendments to the Purchase Agreement and Contribution Agreement contemplated by Sections 2 and 3 above, the phrase “Applicable Margin for U.S. Revolving Loans that are LIBOR Loans” set forth in each Fee Letter between the Seller and a Remaining Bank is amended to be “Applicable Margin for U.S. Revolving Loans and Canadian Revolving Loans that are LIBOR Loans and ROW Revolving Loans and French Swingline Loans that are LIBOR Loans or Foreign Base Rate Loans”.

Section 7.                                           Purchase Agreement, Contribution Agreement and Fee Letters in Full Force and Effect as Amended.

(a)                                 All of the provisions of the Purchase Agreement, the Contribution Agreement and the relevant Fee Letters, each as amended hereby, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

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(b)                                 The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement, the Contribution Agreement and the relevant Fee Letters, as applicable, each as amended hereby, as though such terms and conditions were set forth herein.

(c)                                  This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement or the Contribution Agreement, as applicable.

(d)                                 This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

Section 8.                                           Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)                                 On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)                                 On and from the date hereof, references to the Contribution Agreement in any agreement or document (including without limitation the Contribution Agreement) shall be deemed to include a reference to the Contribution Agreement, as amended hereby, whether or not reference is made to this Agreement.

(c)                                  United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects.  Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to (i) the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated and (ii) the “Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Contribution Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 9.                                           Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the review, negotiation, revision, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 10.                                    Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by

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electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.                                    Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 12.                                    Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:			UNITED RENTALS (NORTH AMERICA), INC.

			By:		/s/ Colin Fox
				Name:	Colin Fox
				Title:	Assistant Treasurer

SELLER:			UNITED RENTALS RECEIVABLES LLC II

			By:		/s/ Colin Fox
				Name:	Colin Fox
				Title:	Assistant Treasurer

COLLECTION AGENT:			UNITED RENTALS, INC.

			By:		/s/ Colin Fox
				Name:	Colin Fox
				Title:	Assistant Treasurer

SOLELY FOR PURPOSES OF
SECTION 8(c):

UNITED RENTALS, INC.

By:		/s/ Colin Fox
	Name:	Colin Fox
	Title:	Assistant Treasurer

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:		/s/ Doug Noe
		Name:	Doug Noe
		Title:	Managing Director

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:		/s/ Kevin J. Corrigan
		Name:	Kevin J. Corrigan
		Title:	Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:		/s/ Doug Noe
		Name:	Doug Noe
		Title:	Managing Director

BANK:	THE BANK OF NOVA SCOTIA

	By:		/s/ Doug Noe
		Name:	Doug Noe
		Title:	Managing Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:		/s/ Christopher Blaney
		Name:	Christopher Blaney
		Title:	Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:		/s/ Christopher Blaney
		Name:	Christopher Blaney
		Title:	Senior Vice President

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:		/s/ Kevin J. Corrigan
		Name:	Kevin J. Corrigan
		Title:	Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

	By:		/s/ Eric Williams
		Name:	Eric Williams
		Title:	Managing Director

BANK:	MUFG BANK, LTD.

	By:		/s/ Eric Williams
		Name:	Eric Williams
		Title:	Managing Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

PURCHASER AGENT:	SUNTRUST BANK

	By:		/s/ Jason Meyer
		Name:	Jason Meyer
		Title:	Managing Director

BANK:	SUNTRUST BANK

	By:		/s/ Jason Meyer
		Name:	Jason Meyer
		Title:	Managing Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

	By:		/s/ Bradley Purkis
		Name:	Bradley Purkis
		Title:	Managing Director

BANK:	THE TORONTO-DOMINION BANK

	By:		/s/ Bradley Purkis
		Name:	Bradley Purkis
		Title:	Managing Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

FAIRWAY:	FAIRWAY FINANCE COMPANY, LLC

	By:		/s/ Lori Rezza
		Name:	Lori Rezza
		Title:	Vice President

FAIRWAY PURCHASER AGENT:	BANK OF MONTREAL

	By:		/s/ Karen Louie
		Name:	Karen Louie
		Title:	Director

BMO:	BANK OF MONTREAL

	By:		/s/ Karen Louie
		Name:	Karen Louie
		Title:	Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND
AMENDMENT NO. 10 TO RPA AND AMENDMENT NO. 6 TO PCA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~9~~10 EFFECTIVE AS OF ~~DECEMBER 31, 2018~~

JUNE 28, 2019

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,

as Seller,

UNITED RENTALS, INC.,
as Collection Agent,

LIBERTY STREET FUNDING LLC,
as a Purchaser,

GOTHAM FUNDING CORPORATION,
as a Purchaser,

~~FAIRWAY FINANCE COMPANY, LLC,~~
~~as a Purchaser,~~

THE BANK OF NOVA SCOTIA,

as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for itself and as a Bank,

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Purchaser Agent for Gotham and as a Bank,

SUNTRUST BANK,

as Purchaser Agent for itself and as a Bank,

~~BANK OF MONTREAL,~~

~~as Purchaser Agent for Fairway and as a Bank,~~

and

THE TORONTO-DOMINION BANK,
as Purchaser Agent for itself and as a Bank

Table of Contents

		Page
ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01.	Purchase Facility	~~2~~2
SECTION 1.02.	Making Purchases	~~2~~2
SECTION 1.03.	Receivable Interest Computation	~~7~~7
SECTION 1.04.	Settlement Procedures	7
SECTION 1.05.	Fees	~~12~~12
SECTION 1.06.	Payments and Computations, Etc.	12
SECTION 1.07.	Dividing or Combining Receivable Interests	13
SECTION 1.08.	Increased Costs and Requirements of Law	13
SECTION 1.09.	Intended Characterization; Security Interest	15
SECTION 1.10.	[Reserved]	16
SECTION 1.11.	Sharing of Payments	16
SECTION 1.12.	Repurchase Option	16
SECTION 1.13.	Extension; Additional Purchasers; Increased Commitments	17
SECTION 1.14.	Defaulting Banks; Delaying Banks	~~18~~18
SECTION 1.15.	Successor Eurodollar Rate	19

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01.	Representations and Warranties; Covenants	20
SECTION 2.02.	Events of Termination	~~20~~20

ARTICLE III

INDEMNIFICATION

SECTION 3.01.	Indemnities by the Seller	~~20~~21

ARTICLE IV

ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 4.01.	Designation of Collection Agent	23
SECTION 4.02.	Duties of Collection Agent	~~23~~23
SECTION 4.03.	Certain Rights of the Administrative Agent	~~24~~24
SECTION 4.04.	Rights and Remedies	~~26~~26

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SECTION 4.05.	Further Actions Evidencing Purchases	~~26~~26
SECTION 4.06.	Covenants of the Collection Agent and the Seller	~~27~~27
SECTION 4.07.	Indemnities by the Collection Agent	~~28~~28
SECTION 4.08.	Representations and Warranties of the Collection Agent	~~29~~29

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.01.	Authorization and Action	31
SECTION 5.02.	Administrative Agent’s Reliance, Etc.	~~31~~31
SECTION 5.03.	Indemnification of Administrative Agent	~~32~~32
SECTION 5.04.	Scotia Capital and Affiliates	~~32~~32
SECTION 5.05.	Bank’s Purchase Decision	~~32~~32
SECTION 5.06.	[Reserved]	~~32~~32
SECTION 5.07.	Notice of Event of Termination	~~33~~32

ARTICLE VI

THE PURCHASER AGENTS

SECTION 6.01.	Authorization	~~33~~33
SECTION 6.02.	Reliance by Purchaser Agent	~~34~~34
SECTION 6.03.	Agent and Affiliates	~~35~~35
SECTION 6.04.	Notices	~~35~~35
SECTION 6.05.	Bank’s Purchase Decision	~~35~~35

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.	Amendments, Etc.	35
SECTION 7.02.	Notices, Etc.	36
SECTION 7.03.	Assignability	39
SECTION 7.04.	Costs, Expenses and Taxes	40
SECTION 7.05.	No Proceedings	43
SECTION 7.06.	Confidentiality	43
SECTION 7.07.	Governing Law	44
SECTION 7.08.	SUBMISSION TO JURISDICTION	44
SECTION 7.09.	WAIVER OF JURY TRIAL	45
SECTION 7.10.	Execution in Counterparts	45
SECTION 7.11.	Survival of Termination	45
SECTION 7.12.	Severability	45
SECTION 7.13.	Excess Funds	45
SECTION 7.14.	No Recourse	45
SECTION 7.15.	Amendment and Restatement; Acknowledgement	46

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SECTION 7.16.	KYC Information	~~48~~47

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THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation~~, FAIRWAY FINANCE COMPANY, LLC (“Fairway”), a Delaware limited liability company~~ (each of Liberty~~,~~ and Gotham ~~and Fairway~~, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), ~~BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”),~~ and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent~~, the ST Purchaser Agent~~ and the ~~Fairway~~ST Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time. All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point in the manner set forth herein (as applicable).

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables. The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011 than 10:30 a.m. (New York City time), on the proposed date the purchase is to be made. Each such notice of a purchase shall be in the form of an irrevocable (except as set forth in Section 1.02(e)(v)) Purchase Request and shall specify (i) the amount requested to be paid to the Seller by each Purchaser and each Bank which does not have a related Purchaser (such amount, which shall not be less than $250,000 in the aggregate (inclusive of any amount being rolled over from a previous purchase), being referred to herein as the initial “Capital” of each Receivable Interest in the Pool Receivables then being purchased), (ii) the date of such purchase (which shall be a Business Day) and (iii) unless the purchase will be funded with Pooled Commercial Paper and except with respect to any purchase being made by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), the desired duration of the initial Fixed Period for each such Receivable Interest in the Pool Receivables. Each Purchaser Agent which has a related Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of purchase) notify the Seller and the Administrative Agent whether such respective Purchaser has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to such Purchaser and the yield with respect to such purchase and the amount of interest that will be due for the related Settlement Period. If (a) a Purchaser has determined not to make a proposed purchase, or (b) a Purchaser Agent does not have a related Purchaser, the respective Purchaser Agent shall promptly send notice of the proposed purchase to all of the Related Banks of such Purchaser Agent concurrently specifying the date of such purchase, each such Bank’s Percentage multiplied by the aggregate amount of Capital of the Receivable Interests in the Pool Receivables being purchased, and, except with respect to any purchase being made by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), the Assignee Rate for the Fixed Period for such Receivable Interest in the Pool Receivables and the duration of the Fixed Period for such Receivable Interest in the Pool Receivables. The Seller shall indemnify the Purchasers and the Banks against any loss or expense incurred by the Purchasers and/or the Banks, either directly or indirectly, as a result of any failure by the Seller to complete such transfer, including, without limitation, any loss or expense incurred by the Purchasers and/or the Banks by reason of the liquidation or reemployment of funds acquired by the Purchasers or the Banks (including, without limitation, funds obtained by issuing notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such transfer.

(b)                                 On the date of each such purchase of a Receivable Interest in the Pool Receivables, each Purchaser or the Banks, as the case may be, in each case other than any Delaying Bank with respect to such purchase and such Delaying Bank’s related Purchasers, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller by wire transfer in U.S. dollars in same day funds, to the account designated by the Seller, no later than 3:00 p.m. (New York City time) an amount equal to each such Purchaser’s or Bank’s ratable share (based on the applicable Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables. A Delaying Bank may not object to its funding obligation of Delayed Funds under Section 1.02(e)(vi) on the basis of the failure of the Seller to satisfy the conditions precedent set forth in Exhibit II hereto unless such Delaying Bank has delivered a written notice to the Administrative Agent and the Seller expressing its objections to the proposed purchase on or prior to the Original Date of such purchase applicable to Non-Delaying Banks.

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per annum on the aggregate Capital of such Receivable Interest for such Settlement Period, but in no event in excess for all Receivable Interests relating to a single Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in such Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 1.04.

(b)                                 The Seller agrees to pay to the Administrative Agent and the Purchaser Agents certain fees in the amounts and on the dates set forth in the applicable Fee Agreement with the Administrative Agent and each of the Purchaser Agents, as applicable.

SECTION 1.06.                                                           Payments and Computations, Etc.

(a)                                 No later than the first Business Day of each month, each Purchaser Agent which has a related Purchaser shall calculate, on behalf of such related Purchaser, the aggregate amount of Yield applicable to the portion of all Receivable Interests funded with Pooled Commercial Paper for the Settlement Period then most recently ended and shall notify the Seller of such aggregate amount.

(b)                                 All amounts to be paid or deposited by the Seller or the Collection Agent, including all Broken Funding Costs, hereunder to or for the account of the Administrative Agent, Purchaser Agents, a Purchaser or any other Investor or Bank shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Administrative Agent’s Account or the applicable Purchaser Agent’s Account, as applicable.

(c)                                  The Seller and Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or Collection Agent, as applicable (whether as Collection Agent or otherwise), when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable upon the demand of the related Purchaser Agent.

(d)                                 All computations of interest under clause (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days (or 365 or 366 days, as applicable, if computed with reference to the Alternate Base Rate) for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 1.07.                                                           Dividing or Combining Receivable Interests.

A Purchaser Agent, on written notice to the Seller on or prior to the last day of any Fixed Period, may either (i) divide any Receivable Interest in the Pool Receivables into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests in the Pool Receivables originating on such last day or having Fixed Periods ending on such last day into a

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Agent and the Seller, an assumption agreement pursuant to which such Bank, Purchaser and/or Purchaser Agent shall agree to become bound by the terms of this Agreement as a Bank, Purchaser or Purchaser Agent, as applicable.

SECTION 1.14.                                                      Defaulting Banks; Delaying Banks

(a)                                 If any Bank (i) delivers a Delaying Certificate (that is not revoked), (ii) elects to provide Delayed Funds pursuant to Section 1.02(e) or (iii) shall become a Defaulting Bank hereunder, the Seller, upon providing written notice to the related Purchaser Agent and the Administrative Agent, shall have the right to (x) terminate the interests, rights and obligations of such Bank and its related Purchaser and Purchaser Agent, provided the Seller pays such Bank and its related Purchaser (if any) and Purchaser Agent all amounts payable in respect of Capital, accrued Yield and fees and other amounts owing to such Bank, its related Purchaser (if any) and Purchaser Agent under or in connection with this Agreement and the other Transaction Documents, or (y) require such Bank and its related Purchaser to sell and assign in accordance with Section 7.03 of this Agreement, all, but not less than all, of (A) such Bank’s Bank Commitments, without recourse, and (B) all of its respective interests, rights, and obligations under this Agreement to any Eligible Assignee(s); provided, however, that (a) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any governmental authority, (b) the assigning Bank and Purchaser shall have received from such Eligible Assignee(s) full payment in immediately available funds of all amounts payable to it in respect of Capital, accrued Yield and fees (except for the portion of any fees not otherwise payable to such Bank or Purchaser pursuant to this Section 1.14 or its applicable Fee Agreement), and other amounts owing to it under or in connection with this Agreement and the other Transaction Documents, (c) such assignment shall be without representation or warranty (except to the extent set forth in the related Assignment and Acceptance) by the assigning Bank and Purchaser and shall be at the sole expense of such assigning Bank, and (d) the assigning Bank and Purchaser shall continue to have the benefit of all indemnities and other agreements under this Agreement which survive the termination of this Agreement. No such assignment shall constitute a waiver or release of any claim of any party hereunder against such assigning Bank arising from such Bank having become a Defaulting Bank.

(b)                                 If a Bank has elected to provide Delayed Funds, (a) no Program Fee shall be payable to it with respect to such Delayed Funds unless and until such Delayed Funds (or the applicable Delayed Funding Amount, if less) are funded by it and (b) no Commitment Fee shall be payable to it on that portion of its undrawn Bank Commitment equal to the amount of its Delayed Funds.

(c)                                  If a Bank becomes a Defaulting Bank hereunder, any amount payable by the Seller for the account of such Defaulting Bank or its related Purchaser under this Agreement (whether on account of Capital, Yield, indemnity payments or other amounts) shall not be paid or distributed to such Defaulting Bank or Purchaser but shall, so long as such Bank is a Defaulting Bank, instead be applied to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first, ratably to the payment to

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each Non-Delaying Bank or its related Purchaser, as applicable, in respect of any Delayed Funds (or the applicable Delayed Funding Amount, if less) of such Defaulting Bank funded by such Non-Delaying Bank or related Purchaser and not reimbursed by such Defaulting Bank on the applicable Delayed Funding Date with respect thereto; second, to be held by the Administrative Agent as cash collateral with respect to any Delayed Funds of such Defaulting Bank funded by such Non-Delaying Bank or related Purchaser for which the Delayed Funding Date has not yet then occurred, to be used to pay each such Non-Delaying Bank or its related Purchaser, as applicable, on such Delayed Funding Date in respect of such Delayed Funds funded by such Non-Delaying Bank or related Purchaser; and third to pay any amounts then owing to such Defaulting Bank and its related Purchaser hereunder.

SECTION 1.15.                                                      Successor Eurodollar Rate. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Seller or the Required Purchaser Agents notify the Administrative Agent (with, in the case of the Required Purchaser Agents, a copy to the Seller) that the Seller or the Required Purchaser Agents (as applicable) have determined, that:

(a)                                 adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for the relevant Fixed Period, including because the Eurodollar Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)                                 the administrator of the Eurodollar Screen Rate or a governmental authority or regulatory body having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate or the Eurodollar Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(c)                                  syndicated receivables securitization facilities currently being executed, or that include language similar to that contained in this Section 1.15, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate or the Eurodollar Screen Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Seller may amend this Agreement to replace the Eurodollar Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any)  incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated receivables securitization facilities for such alternative benchmarks (any such proposed rate, a “Eurodollar Successor Rate”), together with any proposed Eurodollar Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to the Seller and all Purchaser Agents unless, prior to such time, the Purchaser Agents comprising the Required Purchaser Agents have delivered to the

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Administrative Agent written notice that the Required Purchaser Agents do not accept such amendment.

If no Eurodollar Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Seller and each Purchaser Agent. Thereafter,  the Eurodollar Rate (Reserve Adjusted) component shall no longer be utilized in determining the Assignee Rate.

Notwithstanding anything else herein, any definition of “Eurodollar Successor Rate” shall provide that in no event shall such Eurodollar Successor Rate be less than zero for purposes of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01.                                                           Representations and Warranties; Covenants.

The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

SECTION 2.02.                                                           Events of Termination.

If any of the Events of Termination set forth in Exhibit V hereto shall occur and be continuing, the Required Purchaser Agents (or, in the case of Events of Termination described in paragraphs (b), (f) and (i) of Exhibit V, the Administrative Agent or the Required Purchaser Agents) may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date and the Commitment Termination Date to have occurred (in which case the Facility Termination Date and the Commitment Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the then current Collection Agent as the Collection Agent; provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of Exhibit V, the Facility Termination Date and the Commitment Termination Date shall occur; provided, further, that if an Event of Termination described in paragraph (n) of Exhibit V shall occur (or if the Seller or any Purchaser Agent believes that any such Event of Termination is reasonably likely to occur) and the Seller cannot otherwise remedy the circumstance which gives rise to the Event of Termination in a manner reasonably satisfactory to the Seller, the Administrative Agent and the Purchaser Agents, then the Administrative Agent and the Purchaser Agents may, in their sole and absolute discretion, negotiate in good faith to restructure the terms of the transactions contemplated by this Agreement in such a manner as may be required so that, in the reasonable determination of the Seller, the Administrative Agent and each of the Purchaser Agents, the transactions contemplated by this Agreement, as restructured, would not result in an Event of Termination described in paragraph (n) of Exhibit V. Upon any such declaration or designation

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(i)                                     any representation or warranty or statement made by the Collection Agent under or in connection with this Agreement or the Transaction Documents that shall have been incorrect in any material respect when made or deemed made;

(ii)                                  the failure by the Collection Agent or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract, including payment of all unpaid sales, excise or other taxes when due;

(iii)                               any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

(iv)                              the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

(v)                                 any action or omission by the Collection Agent not in compliance with its Credit and Collection Policy that has the effect of reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

(vi)                              any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Pool Receivable; or

(vii)                           any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool as a result of the collection activities with respect to such Receivable by the Collection Agent.

SECTION 4.08.                                                      Representations and Warranties of the Collection Agent.

The Collection Agent represents and warrants as follows:

(a)                                 The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business~~, and is in good standing,~~ in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not be expected to have a material adverse effect on the Collection Agent’s ability to perform its duties or obligations with respect to the Receivables Pool or on the Receivables Pool.

(b)                                 The execution, delivery and performance by the Collection Agent of this Agreement and any other Transaction Document to be delivered by it (i) are within the Collection Agent’s corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (1) the Collection Agent’s charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent or (3) any contractual restriction binding on or affecting the Collection Agent or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the

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such Purchaser Agent shall promptly give notice thereof to its related Purchasers, if any, and its Related Banks. Subject to the waiver provisions set forth in Section 2.02, the Administrative Agent shall take such action concerning an Event of Termination as may be directed by the Purchaser Agents (unless such action otherwise requires the consent of all Purchasers or Banks), but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Purchasers, Banks and Purchaser Agents.

ARTICLE VI

THE PURCHASER AGENTS

SECTION 6.01.                                                      Authorization.

(a)                                 Liberty, Scotia Capital, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that Scotia Capital shall act as its Purchaser Agent, has appointed Scotia Capital as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(b)                                 PNC, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that PNC shall act as its Purchaser Agent, has appointed PNC as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(c)                                  Gotham, BTMU, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that BTMU shall act as its Purchaser Agent, has appointed BTMU as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(d)                                 ST and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that ST shall act as its Purchaser Agent, has appointed ST as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(e)                                  ~~Fairway, BMO, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that BMO (or an Affiliate successor thereof) shall act as its Purchaser Agent, has appointed BMO (or such Affiliate successor) as its Purchaser Agent to take such action as agent on its behalf and to~~

35

~~exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.~~

(f)                                   TD and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that TD shall act as its Purchaser Agent, has appointed TD as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), a Purchaser Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the majority of its Related Banks, and such instructions shall be binding upon all of its related Investors and Banks; provided, however, that such Purchaser Agent shall not be required to take any action which exposes such Purchaser Agent to personal liability or which is contrary to this Agreement or applicable law.

SECTION 6.02.                                                      Reliance by Purchaser Agent.

No Purchaser Agent or any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of such Purchaser Agent) under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, a Purchaser Agent:

(a)                                 may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)                                 makes no warranty or representation to the Administrative Agent, any other Purchaser Agent, any Investor or Bank (whether written or oral) and shall not be responsible to the Administrative Agent, any other Purchaser Agent, any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

(c)                                  shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, the Originator, the Banks or the Collection Agent or to inspect the property (including the books and records) of the Seller, the Originator, the Banks or the Collection Agent;

(d)                                 shall not be responsible to the Administrative Agent, any other Purchaser Agent, any Investor or Bank for the due execution, legality, validity, enforceability, genuineness,

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Collection Agent therefrom shall be effective unless in a writing signed by the Administrative Agent, the Banks, and each of the Purchaser Agents, for itself and, as applicable, as agent for its related Purchasers, and, in the case of any amendment, also signed by the Seller; provided, however, that no amendment shall, unless signed by the Collection Agent in addition to the Administrative Agent and the Purchaser Agents, affect the rights or duties of the Collection Agent under this Agreement and provided further that any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, if required by the securitization program documents governing any Purchaser’s commercial paper program, no such amendment shall be effective until each rating agency rating the Commercial Paper has received written notice of such amendment and, in the case of material amendments, notified the related Purchaser Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Commercial Paper. No failure on the part of the Investors, the Banks, the Administrative Agent or the Purchaser Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 7.02.                                                           Notices, Etc.

All notices, demands, consents, requests, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone or return electronic transmission) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

If to the Seller:

UNITED RENTALS RECEIVABLES LLC II

100 First Stamford Place

Suite 700

Stamford, CT 06902

Attention: Treasurer or Assistant Treasurer

Tel. No.: (203) 618-7202

Facsimile No.: (203) 622-8794

If to the Collection Agent:

UNITED RENTALS, INC.

100 First Stamford Place

Suite 700

Stamford, CT 06902

Attention: Treasurer or Assistant Treasurer

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Atlanta, Georgia 30326

Attention: Jason Meyer
Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

~~If to the Fairway Purchaser Agent:~~

~~BANK OF MONTREAL~~

~~115 S. LaSalle Street~~

~~25th Floor West~~

~~Chicago, Illinois 60603~~

~~Attention: Karen Louie~~

~~Tel. No.: (312) 293-4410~~

~~Facsimile No.: (312) 293-4948~~

~~Emails:       karen.louie@bmo.com~~

                                                ~~fundingdesk@bmo.com~~

                                                ~~specialized.deals@bmo.com~~

                                                ~~Lpg.securitization@bmo.com~~

If to the TD Purchaser Agent:

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails:       Jamie.Giles@tdsecurities.com

Monica.miao@tdsecurities.com

If to a Purchaser:

LIBERTY STREET FUNDING LLC

Global Securitization

445 Broad Hollow Rd.

Melville, NY 11747

Tel. No.: (631) 587-4700

Facsimile No.: (212) 302-8767

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GOTHAM FUNDING CORPORATION

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 2310

New York, NY 10036

Tel. No.: (212) 295-2777

Facsimile No.: (212) 302-8767

Attention: Frank B. Bilotta

~~FAIRWAY FINANCE COMPANY, LLC~~

~~c/o Lord Securities Corp.~~

~~48 Wall Street, 27th Floor~~

~~New York, New York 10005~~

~~Attention: Irina Khaimova~~

~~Email: Irina.Khaimova@tmf-group.com~~

~~Tel. No.: (212) 346-9008~~

~~Facsimile No.: (212) 346-9012~~

~~with a copy to:~~

~~BMO Capital Markets Corp.~~

~~115 S. LaSalle Street, 36th Floor West~~

~~Chicago, IL 60603~~

~~Attention: Conduit Administration~~

~~Email: fundingdesk@bmo.com~~

~~Tel. No.: (312) 461-5353~~

~~Facsimile No.: (312) 461-3189~~

If to the Banks:

THE BANK OF NOVA SCOTIA

250 Vesey Street, 23rd Floor

New York, NY 10281

Attention: Peter Gartland

Tel. No.: (212) 225-5115

Facsimile No.: (212) 225-5274

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PNC BANK, NATIONAL ASSOCIATION

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: William Falcon and Tony Stahley

Tel. No.: (412) 762-5442 and (412) 768-2266

Facsimile No.: (412) 762-9184

Emails:       ralph.stahley@pnc.com

pncconduitgroup@pnc.com

MUFG BANK, LTD.

1221 Avenue of the Americas

New York, NY 10020

Attention: Nicolas Mounier / Christopher Pohl/ Robyn Carmel

Tel. No.: (212) 782-5980 / (212) 782-4911 / (212) 782-4132

Facsimile No.: (212) 782-6448

Emails:       securitization_reporting@us.mufg.jp

cpohl@us.mufg.jp

SUNTRUST BANK

3333 Peachtree Road, NE
10th Floor East

Atlanta, Georgia 30326

Attention: Jason Meyer
Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

~~BANK OF MONTREAL~~

~~115 S. LaSalle Street~~

~~25th Floor West~~

~~Chicago, Illinois 60603~~

~~Attention: Karen Louie~~

~~Tel. No.: (312) 293-4410~~

~~Facsimile No.: (312) 293-4948~~

~~Emails:       karen.louie@bmo.com~~

                                                ~~Lpg.securitization@bmo.com~~

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

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(e)                                  Neither the Seller nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser Agent, which consent shall not be unreasonably withheld or delayed.

(f)                                   Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

SECTION 7.04.                                                           Costs, Expenses and Taxes.

(a)                                 In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests in the Pool Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD and their respective Affiliates and agents as to their rights and remedies under this Agreement, the fees of the Rating Agencies associated with reviewing the Transaction Documents and providing the rating confirmations of each Purchaser’s Commercial Paper required in connection with the execution of this Agreement, and all costs and expenses, if any (including reasonable and documented attorneys’ fees and expenses of one firm of primary counsel), of the Administrative Agent and the Purchaser Agents, the Investors, the Banks and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

(b)                                 To the extent not otherwise included in the Investor Rate, the Seller shall pay, promptly upon the receipt of an invoice, (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest in the Pool Receivables, (ii) all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of the Purchasers’ commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest in the Pool Receivables and (iii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay by the Seller in paying or omission to pay such taxes and fees.

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Seller or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Affected Person which is a “United States person” as defined in Section 7701(a)(30) of the Code shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-9 and any subsequent version thereof, properly completed and duly executed by such Affected Person, certifying that such Affected Person is exempt from U.S. federal backup withholding tax. Each Affected Person which is not a “United States person” as defined in the Code, to the extent it is legally entitled to do so, shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1 or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without backup withholding and (if applicable) without withholding or at a reduced rate. Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller and the Administrative Agent any new certificates, documents or other evidence as described in this Section 7.04(e) as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(f)                                   The Seller shall not be required to pay any amounts to any Affected Person in respect of Taxes pursuant to paragraph (d) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (e) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

(g)                                  If any Affected Person or Indemnified Party (each, a “Refund Recipient”) determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Seller or with respect to which the Seller has paid additional amounts pursuant to Section 7.04(d), it shall pay to the Seller an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under Section 7.04(d) or Section 3.01 hereunder with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Refund Recipient and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). The Seller, upon the request of such Refund Recipient, shall repay to such Refund Recipient the amount paid over to the Seller by such Refund

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Recipient pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Refund Recipient is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will any Refund Recipient be required to pay any amount to the Seller pursuant to this paragraph (g) the payment of which would place such Refund Recipient in a less favorable net after-Tax position than such Refund Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Refund Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person.

SECTION 7.05.                                                           No Proceedings.

Each of the Seller, the Administrative Agent, the Purchaser Agents, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity that enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, a Purchaser any proceeding of the type referred to in paragraph (g) of Exhibit V for one year and one day after the latest maturing commercial paper note issued by such Purchaser is paid in full.

SECTION 7.06.                                                           Confidentiality.

Each of the parties agrees to maintain the confidentiality of this Agreement and other Transaction Documents (and all drafts thereof); provided that this Agreement may be disclosed to (a) each of the party’s officers, directors, employees, outside auditors, legal counsel and Affiliates who agree to hold such information confidential and then only in connection with the proposed transaction, (b) third parties who agree in writing to hold such information confidential, (c) any other commercial paper conduit administered by Scotia Capital~~,~~ or BTMU ~~or BMO~~ (or an Affiliate thereof), (d) any current or prospective participant in the commercial paper issuance program of the Purchasers or any other commercial paper conduit administered by Scotia Capital~~,~~ or BTMU ~~or BMO~~ (or an Affiliate thereof), including but not limited to representatives of Rating Agencies, liquidity providers, commercial paper placement agents and commercial paper dealers; and provided further that this Agreement may be disclosed if required by applicable law, regulations or legal process, including a filing with the ~~Securities and Exchange Commission~~SEC through the EDGAR electronic filing system in accordance with United Rentals’ continuous disclosure obligations under the Securities Exchange Act of 1934, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted. Officers, directors, employees and agents of Scotia Capital, PNC, BTMU, ST~~, BMO~~, TD or any successor Purchaser Agent shall at all times have the right to share information received from United Rentals and its affiliates to appropriate parties in connection with the proposed transaction on a confidential basis.

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officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that Gotham shall not be considered to be an affiliate of Global for purposes of this Section.

(d)                                 No recourse shall be had for the payment of any amount owing by any other Investor that is a commercial paper conduit ~~(including, without limitation, Fairway)~~ under this Agreement, or for the payment by such Investor of any other obligation or claim of or against such Investor arising out of or based on this Agreement, against the Person providing independent director, member or manager services to such Investor, or against any stockholder, employee, officer, director or incorporator of such Investor.   For purposes of this Section, the Person providing such independent director, member or manager services to such Investor shall include such Person and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that such Investor shall not be considered to be an affiliate of such Person for purposes of this Section.

SECTION 7.15.                                                           Amendment and Restatement; Acknowledgement.

(a)                                 Each of the parties hereto acknowledges that the amendment and restatement of the Existing Agreement on the terms and conditions set forth herein shall not in any way affect any sales, transfers, assignments or security interest grants effected pursuant to the Existing Agreement or any representations, warranties or covenants made by the Seller or the Collection Agent with respect to such sales, transfers, assignments or security interest grants, any indemnities made by the Seller or by the Collection Agent, or any rights or remedies of the Administrative Agent, the Purchaser Agents, the Banks, the Purchasers or any other Indemnified Party with respect thereto.   Each of the parties hereto confirms all sales, transfers, assignments and security interests effected pursuant to the Existing Agreement.

(b)                                 The Seller hereby confirms and agrees that all Capital and all other obligations of the Seller outstanding under the Existing Agreement immediately prior to the amendment and restatement thereof as contemplated hereby shall, unless and until paid, continue to remain outstanding under this Agreement.   The Investors hereby acknowledge that, after giving effect to the amendment and restatement of the Existing Agreement on the terms and conditions set forth herein, as a result of the revised Bank Commitments of each Bank, the aggregate outstanding Capital of each Investor as of the date hereof may either exceed or be less than such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage).   Accordingly, each Investor which holds aggregate outstanding Capital in excess of such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage) shall transfer a Receivable Interest or Receivable Interests computed on the basis of such excess Capital to an applicable Investor which holds aggregate outstanding Capital less than such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage), in exchange for a cash payment in an amount equal to the aggregate Capital of the Receivable Interests so transferred.

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(e)                                  ~~For BMO, Fairway and each other Bank for Fairway, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:~~

(i)                                     ~~the rate of interest determined by BMO in Chicago, Illinois, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that BMO charges any corporate customer); and~~

(ii)                                  ~~the Federal Funds Rate plus 0.50% per annum;~~

(f)                                   For TD and each other Bank for which TD acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                                     the rate of interest determined by TD in Toronto, Ontario, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that TD charges any corporate customer); and

(ii)                                  the Federal Funds Rate plus 0.50% per annum.

“Assignee Rate” for any Fixed Period for any Receivable Interest in the Pool Receivables means an interest rate per annum equal to the applicable percentage per annum (set forth in the Fee Agreements) above the Eurodollar Rate (Reserve Adjusted) for such Fixed Period; provided, however, that in the case of:

(a)                                 any Fixed Period with respect to which an Investor or Bank shall have notified its Purchaser Agent that:

(i)                                     the introduction of or any change in or in the interpretation of any applicable law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest in the Pool Receivables at the rate set forth above (and such Investor or Bank shall not have subsequently notified its Purchaser Agent that such circumstances no longer exist),

(ii)                                  dollar deposits in the relevant amounts and for the relevant Fixed Period are not available,

(iii)                               adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (Reserve Adjusted) for the relevant Fixed Period, or

(iv)                              the Eurodollar Rate (Reserve Adjusted) determined pursuant hereto does not accurately reflect the cost to the Investors or the Banks (as conclusively determined by the related Purchaser Agent) of maintaining Receivable Interests during such Fixed Period,

(b)                                 other than with respect to a Fixed Period for ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), any Fixed Period of one to and including 29 days (other than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c)                                  other than with respect to a Fixed Period for ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, ~~or~~

(d)                                 any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000, or

(e)                                  the Eurodollar Rate (Reserve Adjusted) no longer being utilitzed in determining the Assignee Rate pursuant to Section 1.15,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $~~339~~375,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $~~113~~125,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to BTMU, $~~124~~140,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to ST, $~~113~~125,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (e) with respect to ~~BMO, $100~~TD, $210,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; ~~(f) with respect to TD, $186,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (g~~or (f) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence.   Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, BTMU, ST, ~~BMO,~~ TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

~~“BMO” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.~~

~~“BMO Fee Agreement” means the separate fee agreement, dated on or about September 1, 2015, pertaining to fees among the Seller and BMO as Fairway Purchaser Agent, as the same may be amended or restated from time to time.~~

“Broken Funding Costs” means for any Receivable Interest that is accruing Yield based on the Eurodollar Rate or the Investor Rate that is reduced, assigned or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the tranche periods determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination of the Outstanding Balance of such Receivable Interest if such reduction, assignment or termination had not occurred, over (B) the sum of (x) to the extent all or a portion of such Outstanding Balance is allocated to another Receivable Interest, the amount of Yield actually accrued during the remainder of such period on such Outstanding Balance for the new Receivable Interest, and (y) to the extent such Outstanding Balance is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Outstanding Balance not so allocated.   In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

“BTMU” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“BTMU Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and BTMU as Gotham Purchaser Agent, as the same may be amended or restated from time to time.

“Business Day” means any day (other than a Saturday or Sunday) that (a) banks are not authorized or required to close in New York City and (b) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Capital” of each Receivable Interest in the Pool Receivables means the original amount paid to the Seller for such Receivable Interest in the Pool Receivables at the time of its purchase by a Purchaser or a Bank pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 1.04(d) or Section 1.04(h)

of the Agreement; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Change of Control” means (a) any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, but in the case of the Company, excluding United Rentals) shall acquire beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934) of 50% or more of the total voting stock of United Rentals~~; (b) during any two-year period, individuals who at the beginning of such period constituted United Rentals Board of Directors (together with any new directors whose election by United Rentals Board of Directors or whose nomination for election by United Rentals shareholders was approved by a vote of the majority of directors then still in office who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of United Rentals; (c~~ on a fully diluted basis; (b) any “Change of Control” or similar event, however denominated, shall occur under, and as defined in, the Credit Agreement; or (~~d~~c) the Seller shall cease to be a direct or indirect, wholly owned Subsidiary of United Rentals; provided, however, that any Originator or any Subsidiary of an Originator, in each case excluding the Seller, may be merged or amalgamated with or into any other Originator or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of (each, an “Affiliate Transfer”), in one transaction or a series of transactions, to any other such Originator (and, subsequent to such Affiliate Transfer, to liquidate, wind-up or dissolve the transferring Originator if such Originator holds no remaining assets and any outstanding obligations hereunder have been assumed by the transferee).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means each Receivable and the Related Security and Collections with respect to, and other proceeds of, such Receivable and Related Security and the collateral security referred to in Section 1.09 of the Agreement.

“Collection Account” means any deposit account, lock-box account or any account into which credit card collections are deposited, maintained by the Seller for the purpose of receiving Collections, as set forth on Annex F (as such list of Collection Accounts on Annex F may be updated from time to time pursuant to a written notice from the Seller to the Administrative Agent attaching an updated Annex F and subject to compliance with paragraph (h) of Exhibit IV).

“Collection Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and a Collection Account Bank reasonably acceptable to the Administrative Agent.   The parties hereto agree that the Controlled Account Agreement amended to cover a Collection Account may also constitute a Collection Account Agreement with respect to such Collection Account.

“Collection Account Bank” means the bank or other financial institution holding a Collection Account.

“Collection Agent” means at any time the Person then authorized pursuant to Article IV to service, administer and collect Pool Receivables.

“Collection Agent Default” has the meaning specified in Exhibit VI hereto.

“Collection Agent Fee” has the meaning specified in Section 1.05(a).

“Collection Agent Fee Reserve” for any Receivable Interest in the Pool Receivables at any time means the sum of (a) the unpaid Collection Agent Fee relating to such Receivable Interest in the Pool Receivables accrued to such time, plus (b) an amount equal to the product of (i) the Capital of such Receivable Interest in the Pool Receivables on such date, (ii) the percentage per annum at which the Collection Agent Fee is accruing on such date, (iii) a stress factor of 2.25 and (iv) a fraction having the Days Sales Outstanding as its numerator and 360 as its denominator.

“Collections” means, with respect to any Receivable, (a) all funds that are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

“Commercial Paper” means promissory notes of a Purchaser issued by such Purchaser in the commercial paper market.

“Commitment Termination Date” means the earliest of (a) June ~~28, 2019~~26, 2020 (or the date so extended, or otherwise modified in a written agreement pursuant to Section 1.13), (b) the Facility Termination Date, (c) the date determined pursuant to Section 2.02, and (d) the date the Purchase Limit reduces to zero.

“Concentration Percentage” for any Obligor means at any time the “Concentration Percentage” with respect to such Obligor determined in accordance with the below ratings table; provided that if an Obligor’s payment obligations under Receivables owing by such Obligor are guaranteed in full by another entity, such guarantor’s ratings (to the extent higher than the ratings of such Obligor) shall be used in determining the Concentration Percentage of such Obligor; and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Percentage shall be calculated, to the extent practicable, as if such Obligor and such Affiliated Obligor(s) are one Obligor (in the event such Obligor and such Affiliated Obligor(s) are in different Classes, the aggregate Concentration Percentage with respect to such Obligor and such Affiliated Obligor(s) shall be determined based on the highest of the Classes of such Obligor and shall be estimated, calculated and accrued in a manner consistent with generally accepted accounting principles.

“Controlled Account” means a deposit account maintained at the Controlled Account Bank for the purpose of receiving Collections transferred from Collection Accounts (such account being labelled as the “Controlled Account” on Annex F to this Agreement as updated from time to time).

“Controlled Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and each Controlled Account Bank reasonably acceptable to the Administrative Agent; provided that the Controlled Account Agreements entered into (and as amended) on or prior to the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

“Controlled Account Bank” means the bank or other financial institution holding the Controlled Account.

“Credit Agreement” means the ~~Second~~Third Amended and Restated Credit Agreement, dated as of ~~March 31, 2015 (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 8, 2016),~~February 15, 2019, by and among the financial institutions named therein, as the Lenders, Bank of America, N.A., as Agent, U.S. Swingline Lender and ~~U.S.~~ Letter of Credit Issuer, Bank of America, N.A. (acting through its London branch), as ROW Swingline Lender, Bank of America, N.A. (acting through its Canada Branch), as Canadian Swingline Lender ~~and Canadian Letter of Credit Issuer~~, Bank of America Merrill Lynch International, Designated Activity Company, as French Swingline Lender, United Rentals (North America), Inc~~. and certain of its Subsidiaries, as the U.~~., as a U.S. Borrower, United Rentals of Canada, Inc., as a Canadian Borrower, United Rentals International B.V., as a ROW Borrower, United Rentals S. ~~Borrowers~~A.S., as a French Borrower, United Rentals, Inc. and certain of its Subsidiaries, as the Guarantors~~, United Rentals of Canada, Inc., as the Canadian Borrower, United Rentals Financing Limited Partnership, as the Specified Loan Borrower~~, and certain other parties thereto, as the same may, from time to time, be further amended, waived, modified, supplemented or replaced but only to the extent that the Purchaser Agents approve such amendment, waiver, modification or supplement for the purposes of incorporation of such amendment, waiver, modification, supplement or replacement herein.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Seller in effect on the date of the Agreement and described in Annex C hereto, as modified in compliance with the Agreement.

“Daily Report” means a report, in substantially the form of Annex G-2 hereto, furnished by the Collection Agent to the Administrative Agent and to each Purchaser Agent as required pursuant to Article IV of the Agreement.

“Daily Report Trigger Event” means that the Senior Secured Indebtedness Leverage Ratio is greater than 2.25 to 1 on any day.

Expected Dilution Ratio =   the 12 month rolling average of the Reserve Dilution Ratio

Dilution Volatility =   (Dilution Spike - Expected Dilution Ratio) x (Dilution Spike divided by Expected Dilution Ratio)

Dilution Spike =   the highest Reserve Dilution Ratio as of the last day of each of the 12 months immediately preceding such day

Dilution Horizon Ratio = the aggregate amount of newly generated Receivables during the most recent two months divided by the Net Receivables Pool Balance as of the last day of the most recent month.

“Eligible Assignee” means (a) with respect to Scotia Capital, (i) Scotia Capital or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (b) with respect to PNC, (i) PNC or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (c) with respect to BTMU, (i) BTMU or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (d) with respect to ST, (i) ST or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents~~, (e) with respect to BMO, (i) BMO or any of its Affiliates or any commercial paper conduit administered by BMO or an Affiliate thereof, or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s~~ and ~~P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, and (f~~(e) with respect to TD, (i) TD or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents.

“Eligible Extended Term Receivable” means any Eligible Receivable that is an Extended Term Receivable that is less than 181 days past its Invoice Date.

“Eligible Receivable” means, at the relevant time of determination, a Receivable or an ENB Receivable, as applicable:

(a)                                 the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (ii) is not an Affiliate of the Originator or the Seller; and (iii) to the knowledge of the Seller, is not the subject of sanctions administered or enforced by the U.S. government under any Sanctions Laws.

(s)            solely with respect to ENB Receivables, the ENB Receivable Conditions are satisfied.

“ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided, that “ENB Receivable” shall not include any Excluded Receivables.

“ENB Receivable Conditions” means with respect to an ENB Receivable being treated as an Eligible Receivable, the satisfaction of either of the following conditions: (a) the Senior Secured Indebtedness Leverage Ratio shall not exceed 1.25 to 1.0; or (b) the Collection Agent maintains at least $50,000,000 in availability under the Credit Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Fixed Period other than any Fixed Period for any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on display designated on page “LIBOR01” on the Reuters service or on any successor or substitute page of such service or any successor or substitute for such service displaying the London interbank offered rate for deposits in Dollars~~;~~  (the “Eurodollar Screen Rate”); provided that, if more than one rate is specified on the applicable screen page, the applicable rate shall be the arithmetic mean of all such rates; provided further that if on any Business Day that the Eurodollar Rate is to be determined any Purchaser Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, the Administrative Agent will request the principal London office of Scotia Capital (the “Eurodollar Reference Bank”), to provide the Administrative Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period; and

(b) for any Fixed Period for any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), on any date of determination during such Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the one-month “Eurodollar Rate” for deposits in dollars as reported on the applicable Reuters screen page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the ST Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by ST), the PNC Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by PNC~~), the Fairway Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held directly by BMO in its capacity as a Bank~~) or the TD Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by TD) from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

Notwithstanding anything in this definition to the contrary, in no event shall the Eurodollar Rate be less than zero for purposes of this Agreement or any other Transaction Document.

“Eurodollar Rate (Reserve Adjusted)” for any Investor or Bank for any Fixed Period means the rate (expressed as a decimal rounded upwards, if necessary, to the nearest one hundredth of a percentage point) determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted) =	Eurodollar Rate
1 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, relative to each Fixed Period, a percentage (expressed as a decimal) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Fixed Period.

“Eurodollar Successor Rate” has the meaning specified in Section 1.15.

“Eurodollar Successor Rate Conforming Changes” means, with respect to any proposed Eurodollar Successor Rate, any conforming changes to the definitions of Assignee  Rate, Fixed Period, timing and frequency of determining rates and making payments of Yield  and other administrative matters as may be appropriate, in the discretion of the Administrative  Agent, to reflect the adoption of such Eurodollar Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice  (or, if the Administrative Agent determines that adoption of any portion of such market practice  is not administratively feasible or that no market practice for the administration of such  Eurodollar Successor Rate exists, in such other manner of administration as the Administrative  Agent determines in consultation with the Seller).

“Event of Termination” has the meaning specified in Exhibit V.

“Excluded Receivables” means each of the following: (a) each receivable from a “6661 account” or a “7771 account” or other account with an account number that the Collection Agent or the Seller has notified the Administrative Agent in writing is used solely to track non-account customer accounts receivable and (b) the indebtedness of each Person identified as an excluded obligor in a side letter among the Seller, the Originator, the Collection Agent, the Administrative Agent and each Purchaser Agent, as such side letter may be amended from time to time at the request of the Seller, the Originator and the Collection Agent and with the written consent of the Administrative Agent (acting on the instruction of each Purchaser Agent).

“Excluded Taxes” has the meaning specified in Section 7.04(d).

“Existing Agreement” has the meaning as set forth in the preamble to this Agreement.

“Extended Term Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision, lease or sale of goods or services to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business (except that the stated repayment term is greater than 30 days but not more than 90 days) for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Extended Term Receivable” shall not include any Excluded Receivables.

“Facility Termination Date” means the earliest of (a) June ~~28, 2019~~26, 2020, (b) the date determined pursuant to Section 2.02, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

~~“Fairway” has the meaning as set forth in the preamble to this Agreement.~~

~~“Fairway Purchaser Agent” means BMO and its successors and assigns.~~

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code~~.~~  and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and  implementing such Sections of the Code.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 and 41 U.S.C. § 15, as amended from time to time.

“Federal Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).” If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.” If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

“Fee Agreement” means the Scotia Capital Fee Agreement, the PNC Fee Agreement, the BTMU Fee Agreement, the ST Fee Agreement~~, the BMO Fee Agreement~~ or the TD Fee Agreement.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” has the meaning specified in the Credit Agreement.

“Fixed Period” means with respect to any Receivable Interest in the Pool Receivables:

(a)           initially the period commencing on the date of purchase of such Receivable Interest and ending (i) on the last day of the same calendar month as such date of purchase, or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), such other number of days as the Seller shall select and the related Purchaser Agent shall approve pursuant to Section 1.02, up to 31 days from such date; and

(b)           thereafter (i) a period of one month commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest (which period shall correspond to a calendar month in the case of any Receivable Interest in the Pool Receivables held by ST,

PNC~~, BMO~~ or TD (in their respective capacities as a Bank)) or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), such other period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 31 days) as the Seller shall select and the related Purchaser Agent shall approve on notice by the Seller received by the related Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day;

provided that

(i)            the Fixed Period with respect to Pooled Commercial Paper shall be the immediately preceding calendar month;

(ii)           any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be (x) other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), a period from one to and including 29 days, or a period of one month, as the Seller may select as provided above, and (y) with respect to any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank), a period of one month which shall correspond to a calendar month;

(iii)          any Fixed Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of such Fixed Period is calculated by reference to the Eurodollar Rate (other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC~~, BMO~~ or TD (in their respective capacities as a Bank)), and such Fixed Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(iv)          in the case of any Fixed Period of one day, (x) if such Fixed Period is the initial Fixed Period for a Receivable Interest in the Pool Receivables, such Fixed Period shall be the day of purchase of such Receivable Interest in the Pool Receivables; (y) any subsequently occurring Fixed Period that is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (z) if such Fixed Period occurs on a day immediately preceding a day that is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(v)           in the case of any Fixed Period for any Receivable Interest in the Pool Receivables that commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period that commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the related Purchaser Agent.

“PNC Purchaser Agent” means PNC and its successors and assigns.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $975,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, ~~(iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv~~and (iii) any other Person that becomes a Purchaser hereunder that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent~~, (v) BMO and its~~

~~permitted successors and assigns as Fairway Purchaser Agent, and (vi~~ and (v) TD and its permitted successors and assigns as TD Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 1016733, ABA No. 026-002532, FFC: BNS HOUSTON — NOSCUS4H (Liberty Street Funding LLC — acct 1016733)) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC; (iii) with respect to BTMU, the special account (account number 310-035-147, ABA No. 026-009-632) of BTMU maintained at the office of BTMU; (iv) with respect to ST, the special account (account number 1000022220783, ABA No. 061000104, Ref: United Rentals) of ST maintained at the office of ST; ~~(v) with respect to BMO, the special account (account number 254580-4, ABA No. 071000288, Reference: URRL II) of Fairway maintained at Harris Trust & Savings Bank;~~  and (~~vi~~v) with respect to TD, the special account (account number 1020-7414669, ABA No. 026009593) of TD maintained at the office of TD.

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch, or any successor thereto.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Receivable” shall not include any Excluded Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivable Interest” means, at any date of determination, an undivided percentage ownership interest in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each undivided percentage interest shall be computed as

C + YR + LR + CAFR +DR
NRPB

where:

	C	=	the Capital of each such Receivable Interest
at the time of computation.

YR	=	the Yield Reserve of each such Receivable Interest at the time of computation.

LR	=	the Loss Reserve of each such Receivable Interest at the time of computation.

CAFR	=	the Collection Agent Fee Reserve of each such Receivable Interest at the time of computation.

DR	=	the Dilution Reserve of each such Receivable Interest at the time of computation.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable, payment of which is directed to one of the Collection Accounts.

“Recipient” has the meaning specified in Section 1.11.

“Refund Recipient” has the meaning specified in Section 7.04(g).

“Related Bank” means (a) with respect to Liberty and the Liberty Purchaser Agent, Scotia Capital and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Liberty and the Liberty Purchaser Agent pursuant to Section 7.03; (b) with respect to Gotham and the Gotham Purchaser Agent, BTMU and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Gotham and the Gotham Purchaser Agent pursuant to Section 7.03; (c)  ~~with respect to Fairway and the Fairway Purchaser Agent, BMO and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Fairway and the Fairway Purchaser Agent pursuant to Section 7.03, (d)~~ with respect to the PNC Purchaser Agent, PNC and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the PNC Purchaser Agent pursuant to Section 7.03~~, (e~~; (d) with respect to the ST Purchaser Agent, ST and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the ST Purchaser Agent pursuant to Section 7.03~~, (f~~; (e) with respect to the TD Purchaser Agent, TD and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the TD Purchaser Agent pursuant to Section 7.03~~,~~; and (~~g~~f) with respect to any other Purchaser or any Purchaser Agent, each Bank that is an Eligible Assignee identified in the Assignment and Acceptance pursuant to which such Purchaser and/or Purchaser Agent became a party to this Agreement and each Eligible Assignee that shall become a party to the Agreement as a Related Bank with respect to any such Person pursuant to Section 7.03.

“Sanctions Laws” means any law relating to trade or economic sanctions, anti-corruption or anti-terrorism, including any law administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State or other relevant sanctions authority of the United States or Canada.

“Scheduled Unavailability Date” has the meaning specified in Section 1.15.

“Scotia Capital” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Scotia Capital Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and Scotia Capital as Liberty Purchaser Agent and as the Administrative Agent, as the same may be amended or restated from time to time.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Seller” has the meaning as set forth in the preamble to this Agreement and its permitted successors and assigns.

“Senior Secured Indebtedness Leverage Ratio” means, on any date of determination, a ratio (i) the numerator of which is (x) the sum of (a) the aggregate principal amount of secured Debt for borrowed money at such time, plus (b) the Capital Lease Obligations (as defined in the Credit Agreement) at such time, plus (c) all obligations at such time in respect of any Securitization Transaction (as defined in the Credit Agreement) that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet, in each case of United Rentals and its consolidated Subsidiaries outstanding on such date, less (y) the sum of (a) the amount of unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) that would be stated on the consolidated balance sheet of United Rentals and its consolidated Subsidiaries and held by United Rentals or its consolidated Subsidiaries, as determined in accordance with GAAP, plus (b) any restricted cash held in a bank account over which the Administrative Agent, for the benefit of the Investors, has a perfected security interest, in each case, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA (as defined in the Credit Agreement) of United Rentals and its consolidated Subsidiaries for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding such date, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the Credit Agreement.

“Settlement Day” for any Receivable Interest means (i) in the case of Yield, all fees and payments due pursuant to each of the Fee Agreements, and the accrued Collection Agent Fee for such Receivable Interest, the fifth Business Day of each calendar month, or, on and after the Termination Date for such Receivable Interest, the last day of the related Settlement Period, and (ii) in each other case, the last day of the related Settlement Period, or, for Pooled Commercial Paper, means the 30th day from the last day of immediately preceding Settlement where:

AR	=	the applicable Assignee Rate for such Receivable Interest for such Fixed Period

C	=	the Capital of such Receivable Interest on such day during such Fixed Period

ED	=	the actual number of days elapsed during such Fixed Period

IR	=	the Investor Rate for such Receivable Interest for such Fixed Period

LF	=	the Liquidation Fee, if any, for such Receivable Interest for such Fixed Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve” for any Receivable Interest at any time means the sum of (a) the then accrued and unpaid Yield for such Receivable Interest and (b) an amount equal to the product of (i) a stress factor of 2.25, (ii) the Capital of such Receivable Interest on such date, (iii) the Eurodollar Rate for such Receivable Interest for a 30-day Fixed Period deemed to commence on such date ~~and (iv)~~(or if the Eurodollar Rate (Reserve Adjusted) component shall  no longer be utilized in determining the Assignee Rate pursuant to Section 1.15, the Alternate  Base Rate on such date) and (iv)  a fraction having Days Sales Outstanding as its numerator and 360 as its denominator.

- - - - -

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants as follows:

(a)           The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing~~,~~ (if applicable), in every jurisdiction where the nature of its business requires it to be so qualified~~,~~ and in good standing (if applicable), except where the failure to be so qualified or, to the extent applicable, in good standing would not reasonably be expected to have a Material Adverse Effect on the Seller.

(b)           The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on the Seller or its property, in each case for clauses (2) through (4) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable or a Material Adverse Effect on the Seller or a material adverse effect on the Seller’s ability to perform its obligations hereunder or under any other Transaction Document, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to the Agreement or permitted by any Transaction Document~~).~~), except as would not reasonably be expected to have a Material  Adverse Effect. Each of the Transaction Documents to which it is a party has been duly executed and delivered by a duly authorized officer of the Seller.

(c)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, except for the filing of UCC financing statements which are referred to herein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)           Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws

III-1

affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)          The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Administrative Agent and each Purchaser Agent, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals or its Subsidiaries, except as may have previously been disclosed to the Administrative Agent and each Purchaser Agent. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided, that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement. Since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f)          There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or the ability of the Seller or United Rentals to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. To the Seller’s knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults that are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(g)          No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h)         The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document). Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and

III-2

(n)         (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its Debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur Debt or liabilities beyond the Seller’s abilities to pay such Debt and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(o)           With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Purchase Agreement) of cash in an amount that constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent Debt owed by the Originator to the Seller and no such sale is voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

(p)           Each ENB Receivable has been originated pursuant to the terms of a Contract substantially similar to the form of Contract attached hereto as Annex H, as amended from time to time by the Seller with notice to the Purchaser Agents; provided that if any amendment to the form of Contract attached as Annex H hereto adversely affects the enforceability of ENB Receivables or the interests of the Seller or the Investors therein in any material respect, such amendment shall require the written consent of the Purchaser Agents.

(q)           The  Seller is not, nor, to the best of the Seller’s knowledge, is it owned or controlled by Persons that are: (i) the target of any sanctions under any Sanctions Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions administered or enforced by the government of the United States or Canada under any Sanctions Law.

(r)            Neither the entering into of this Agreement, the sale, assignment and transfer of the Receivable Interests hereunder nor the consummation of any other transactions contemplated hereby will result in the acquisition by the Administrative Agent or any of the Investors of an “ownership interest” (as defined under the Volcker Rule) in the Seller.

(s)            The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of the Parent under generally accepted accounting principles in the United States in effect from time to time.

(t)            The Seller is an entity that is organized under the laws of the United States or of any State thereof and at least 51% of whose common stock or analogous equity interest is

III-4

of a Controlled Account Agreement with each newly added Controlled Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination. The Seller will not permit any provision of any Controlled Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent. The Seller will not add or terminate or cause or permit the addition or termination of any bank as a Collection Account Bank from those listed in Annex F to the Agreement or terminate any Collection Account Agreement, unless the Administrative Agent shall have received notice of such addition or termination of a Collection Account Bank, notice of the termination of the Collection Account Agreement with any terminated Collection Account Bank, executed copies of a Collection Account Agreement with each newly added Collection Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination. The Seller will not permit any provision of any Collection Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent.

(i)           Deposits to Controlled Account. The Seller will deposit, or cause to be deposited, all Collections of Pool Receivables into the Collection Accounts, and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account within one Business Day of receipt except to the extent otherwise permitted by the provisions of Section 1.04(a) hereof. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Pool Receivables and the proceeds of Excluded Receivables. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Pool Receivables, the proceeds of Excluded Receivables, and to the limited extent permitted herein, Identifiable Combined Assets. The Seller will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Seller will transfer, or cause to be transferred (and the Collection Agent agrees to transfer), such proceeds to the Originator within one  Business Day of the day on which the Seller becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two  Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

(k)         Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

(i)            as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals, its Subsidiaries and the Seller as of the end of such quarter and statements of income and retained earnings of United Rentals, its Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(ii)           as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(iii)          ~~as soon as possible and in any event within five Business Days~~promptly after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(iv)          promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the ~~Securities and Exchange Commission~~SEC or any national securities exchange;

(v)           promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue

Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, ~~result in the imposition of liability on the Seller and/or any such Affiliate in excess of $100,000,000~~reasonably be expected to have a Material  Adverse Effect;

(vi)          promptly and in any event within 30 days after any change in the name of the Originator or the Seller, a notice setting forth the new name and the effective date thereof and UCC-3 amendments to all then existing UCC-1 financing statements filed in connection with the Transaction Documents;

(vii)         promptly after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under the Purchase Agreement;

(viii)        so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has, pursuant to the Purchase Agreement, stopped selling or contributing to the Seller all newly arising Receivables;

(ix)          at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(x)           promptly after receipt thereof, copies of all consents requested from the Seller by, and all notices or other documents received by the Seller from, the Originator under the Purchase Agreement;

(xi)          promptly, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Administrative Agent may from time to time reasonably request;

(xii)         promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding that may exist at any time between the Seller or the Originator and any governmental authority that, in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect on the Seller or the Originator, (b) litigation or proceeding materially and adversely affecting the Seller’s or the Originator’s ability to perform its obligations under a Transaction Document or (c) other litigation or proceeding that would reasonably be expected to have a Material Adverse Effect on the Seller or the Originator; and

(xiii)        promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Seller or the Collection Agent and the Parent, taken as a whole.

The reporting requirements set forth above are satisfied by filing any of the documentation specified in (i), (ii) and (iv) with the ~~Securities and Exchange Commission~~SEC through the EDGAR electronic filing system.

(l)            Separateness. (i) The Seller shall at all times maintain at least two independent directors each of whom (x) is not currently and has not been during the five years preceding the date of the Agreement an officer, director or employee of, or a major vendor or supplier of services to, an Affiliate of the Seller or any Other Corporation, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

(i)            The Seller shall not direct or participate in the management of any of the Other Corporations’ operations.

(ii)           The Seller shall conduct its business from an office separate from that of the Other Corporations (but which may be located in the same facility as one or more of the Other Corporations). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Corporations.

(iii)          The Seller shall at all times be adequately capitalized in light of its contemplated business.

(iv)          The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

(v)           The Seller shall maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Seller shall hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Corporations. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

EXHIBIT VI

COLLECTION AGENT DEFAULTS

Each of the following, unless waived in writing by the Required Purchaser Agents (other than as set forth in paragraph (e) which cannot be waived), shall be a “Collection Agent  Default”:

(a)     The Collection Agent (if United Rentals or any of its Affiliates is the Collection Agent) (i) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for 10 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Transaction Documents and such failure to pay or deposit shall remain unremedied for three Business Days; or

(b)     The Collection Agent shall fail to transfer to the Administrative Agent when requested any rights, pursuant to the Agreement, which it then has as Collection Agent and any such failure to transfer shall remain unremedied for three Business Days; or

(c)     Any representation or warranty made or deemed made by the Collection Agent (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within 30 days of the earlier of the Collection Agent becoming aware of such incorrectness or untruth or written notice thereof being given to the Collection Agent by the Administrative Agent or any Purchaser Agent; or

(d)     The Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $~~150~~200,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e)     The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or

VI-1

ANNEX B

CHANGED PAGES TO CONTRIBUTION AGREEMENT

CONFORMED COPY INCORPORATING
AMENDMENT NO. ~~5~~6 EFFECTIVE AS OF JUNE ~~29, 2018~~28, 2019

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of September 24, 2012

between

UNITED RENTALS (NORTH AMERICA), INC.,

as Originator

UNITED RENTALS, INC.,

as Collection Agent

and

UNITED RENTALS RECEIVABLES LLC II,

as Buyer

TABLE OF CONTENTS

Page

PRELIMINARY STATEMENTS		~~1~~1

ARTICLE I DEFINITIONS		~~1~~1

SECTION 1.01	Certain Defined Terms	~~1~~1
SECTION 1.02	Other Terms	~~8~~8

ARTICLE II AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS		~~8~~8

SECTION 2.01	Facility	~~8~~8
SECTION 2.02	Making Purchases	~~8~~8
SECTION 2.03	Contributions	~~9~~9
SECTION 2.04	Collections	~~9~~9
SECTION 2.05	Settlement Procedures	~~10~~10
SECTION 2.06	Payments and Computations, Etc.	~~10~~10

ARTICLE III CONDITIONS OF PURCHASES		11

SECTION 3.01	Conditions Precedent to Initial Purchase from the Originator	11
SECTION 3.02	Conditions Precedent to All Purchases and Contributions	~~12~~12
SECTION 3.03	Certification as to Representation and Warranties	~~13~~13

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~13~~13

SECTION 4.01	Representations and Warranties of the Originator	~~13~~13

ARTICLE V COVENANTS		~~16~~16

SECTION 5.01	Covenants of the Originator	~~16~~16
SECTION 5.02	Covenant of the Originator and the Buyer	~~22~~22

ARTICLE VI ADMINISTRATION AND COLLECTION OF RECEIVABLES		~~22~~22

SECTION 6.01	Designation and Responsibilities of Collection Agent	~~22~~22
SECTION 6.02	Rights and Remedies	~~23~~23
SECTION 6.03	Transfer of Records to Buyer	24

ARTICLE VII EVENTS OF TERMINATION		24

SECTION 7.01	Events of Termination	24

ARTICLE VIII INDEMNIFICATION		~~26~~26

i

ii

“Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agreement” means this Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                                     the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer); and

(ii)                                  the Federal Funds Rate plus 0.50% per annum.

“Banks” means ~~BMO,~~ BTMU, PNC, Scotia Capital, ST and TD.

~~“BMO” means Bank of Montreal and its successors and assigns.~~

“BTMU” means MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) and its successors and assigns.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City.

“Capital Lease” shall have the meaning set forth in the Credit Agreement.

“Collateral” shall have the meaning set forth in Section 5.02 of this Agreement.

“Collection Account” means any deposit account, lock-box account or any account into which credit card collections are deposited, which the Buyer maintains for the purpose of receiving Collections.

“Collection Account Banks” means the banks or other financial institutions holding the Collection Accounts.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

“Collections” means, with respect to any Transferred Receivable, (a) all funds which are received by the Originator, the Buyer or the Collection Agent in payment of any amounts owed in respect of such Transferred Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such

2

Transferred Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Transferred Receivable and available to be applied thereon), (b) all Collections received as a result of a repurchase pursuant to Section 2.05 and (c) all other proceeds of such Transferred Receivable.

“Contract” means an agreement between the Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Buyer, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

“Contributed Receivable” has the meaning specified in Section 2.03.

“Controlled Account” means the deposit account maintained at the Controlled Account Bank for the purpose of receiving Collections transferred from Collection Accounts.

“Controlled Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Buyer and the Controlled Account Bank reasonably acceptable to the Administrative Agent; provided, that the Controlled Account Agreement entered into (and as amended) on or prior to the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

“Controlled Account Bank” means the bank or other financial institution holding the Controlled Account.

“Credit Agreement” means the ~~Second~~Third Amended and Restated Credit Agreement, dated as of ~~March 31, 2015 (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 8, 2016),~~February 15, 2019, by and among the financial institutions named therein, as the Lenders, Bank of America, N.A., as Agent, U.S. Swingline Lender and ~~U.S.~~ Letter of Credit Issuer, Bank of America, N.A. (acting through its London branch), as ROW Swingline Lender, Bank of America, N.A. (acting through its Canada Branch), as Canadian Swingline Lender ~~and Canadian Letter of Credit Issuer~~, Bank of America Merrill Lynch International, Designated Activity Company, as French Swingline Lender, United Rentals (North America), Inc~~. and certain of its Subsidiaries, as the U.~~., as a U.S. Borrower, United Rentals of Canada, Inc., as a Canadian Borrower, United Rentals International B.V., as a ROW Borrower, United Rentals S. ~~Borrowers~~A.S., as a French Borrower, United Rentals, Inc. and certain of its Subsidiaries, as the Guarantors~~, United Rentals of Canada, Inc., as the Canadian Borrower, United Rentals Financing Limited Partnership, as the Specified Loan Borrower~~, and certain other parties thereto, as the same may, from time to time, be further amended, waived, modified, supplemented or replaced but only to the extent that the Purchaser Agents approve such amendment, waiver, modification or supplement for the purposes of incorporation of such amendment, waiver, modification, supplement or replacement herein.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originator in effect on the date of this Agreement applicable to the Receivables and described in Annex A hereto, as modified in compliance with this Agreement and the Receivables Agreement.

3

“Debt” means “Indebtedness”, as defined in the Credit Agreement.

“Dilution” means, with respect to any Transferred Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Transferred Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff.

“Discount” means, in respect of each purchase, 2.0% of the Outstanding Balance of the Receivables that are the subject of such purchase; provided, however, the foregoing percentage may be revised by request of either of the parties to such purchase provided that such revision is consented to by both of such parties and by the Administrative Agent.

“ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Event of Termination” has the meaning specified in Section 7.01.

“Facility Termination Date” means the earliest of (a) the Facility Termination Date under the Receivables Agreement (as extended from time to time pursuant to the terms thereof), (b) the date determined pursuant to Section 7.01, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) of the Receivables Agreement or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

~~“Fairway” means Fairway Finance Company, LLC, as a purchaser under the Receivables Agreement.~~

“Federal Assignment of Claims Act” means the Federal Assignment of Claims Act, 31 U.S.C. §3727 and 41 U.S.C. §15, as amended from time to time.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.l5(519) for that day opposite the caption “Federal Funds (Effective).”   If on any date of determination, such rate is not published in H.l5(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.”   If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

4

“GAAP” means generally accepted accounting principles in the United States of America.

“Gotham” means Gotham Funding Corporation, as a purchaser under the Receivables Agreement.

“Government Obligor” means an Obligor that is the United States federal government or governmental subdivision or agency of the United States or a state government or governmental subdivision or agency thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“~~Guaranty~~Guarantee” shall have the meaning set forth in the Credit Agreement.

“Hedge Agreement” shall have the meaning set forth in the Credit Agreement.

“Identifiable Combined Assets” means amounts received in the Collection Accounts that the Collection Agent can identify as being received in respect of (i) the sale of equipment that has been leased to the Originator and is subject to the lien of the lessor thereof, or (ii) Receivables that would, in accordance with the accounts receivable adjustment codes used by the Collection Agent, the Buyer and the Originator on the date hereof, be identified on the general ledger thereof under account receivable adjustment code “N/A.”

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 8.01.

“Liberty” means Liberty Street Funding LLC, as a purchaser under the Receivables Agreement.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the business, operations, properties or financial condition of United Rentals and its Subsidiaries, taken as a whole; provided, that if such defined term is used for the Buyer, “Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, the business, operations, properties or financial condition of the Buyer.

“Obligor” means, with respect to any Transferred Receivable, a Person obligated to make payments to the Originator pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

5

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association, and its successors and assigns.

“Purchase Date” means the date of each purchase of Receivables under this Agreement.

“Purchased Receivable” means any Receivable or ENB Receivable which, pursuant to Article II has been identified as a Purchased Receivable and purchased (or purported to be purchased) by the Buyer.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, ~~(iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv~~and (iii) any other Person that becomes a Purchaser under the Receivables Agreement that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent~~, (v) BMO and its permitted successors and assigns as Fairway Purchaser Agent, and (vi~~ and (v) TD and its permitted successors and assigns as TD Purchaser Agent.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto; provided that “Receivable” shall not include any Excluded Receivables.   For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivables Agreement” means that certain Third Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, among the Buyer, as seller, Liberty Street

6

Funding LLC, as a purchaser, and Gotham Funding Corporation~~, as a purchaser, and Fairway Finance Company, LLC~~, as a purchaser, Scotia Capital, as a bank, as administrative agent and as Liberty purchaser agent, PNC, as a bank and as a purchaser agent, BTMU, as a bank and as Gotham purchaser agent, ST, as a bank and as a purchaser agent, ~~BMO, as a bank and as Fairway purchaser agent,~~ and TD, as a bank and as a purchaser agent, and United Rentals, as collection agent, as amended, restated, modified or supplemented from time to time.

“Related Security” means with respect to any Transferred Receivable all of the Originator’s interest in:

(a)                                 any goods (including returned goods, but excluding any returned goods with respect to a Receivable which has been repurchased pursuant to Section 2.05 of this Agreement) relating to any sale giving rise to such Receivable;

(b)                                 all security interests or liens and property subject thereto from time to time purporting to secure payment of such Transferred Receivable, whether pursuant to the Contract related to such Transferred Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Transferred Receivable;

(c)                                  all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Transferred Receivable whether pursuant to the Contract related to such Transferred Receivable or otherwise; and

(d)                                 the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Transferred Receivable and the related Obligor.

“Scotia Capital” means The Bank of Nova Scotia and its successors and assigns.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Settlement Date” means such day or days each month as are selected from time to time by the Buyer or its designee in a written notice to the Collection Agent.

“Significant Subsidiary” means any Restricted Subsidiary (as defined in the Credit Agreement) that would be a significant subsidiary of United Rentals as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on February 15, 2019.

“ST” means SunTrust Bank and its successors and assigns.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

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contribution as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date, and

(ii)                                  no event has occurred and is continuing, or would reasonably be expected to result from such purchase or contribution, that constitutes an Event of Termination or an Incipient Event of Termination,

(b)                                 the Buyer shall not have delivered to the Originator a notice that the Buyer shall not make any further purchases or receive any additional contributions of Receivables hereunder; and

(c)                                  the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

SECTION 3.03                                      Certification as to Representation and Warranties.

The Originator, by accepting the purchase price related to each purchase of, or by making a contribution of, Receivables (and related rights) generated by the Originator, shall be deemed to have certified that the representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01                                      Representations and Warranties of the Originator.

The Originator represents and warrants as follows:

(a)                                 The Originator is an organization validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business~~, and is in good standing,~~ in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified ~~or in good standing~~ would not reasonably be expected to have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by the Originator of each Transaction Document to which it is a party (i) are within the Originator’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the

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Originator’s charter or by-laws, (2) any law, rule or regulation applicable to the Originator, (3) any contractual restriction binding on the Originator or its property or (4) any order, writ, judgment, award, injunction or decree binding on the Originator or its property, in each case for clauses (2) through (4) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Transferred Receivable or a Material Adverse Effect or a material adverse effect on the Originator’s ability to perform its obligations hereunder or under any other Transaction Document, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Originator’s interest in the Receivables pursuant to this Agreement~~).~~), except as would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by a duly authorized officer of the Originator.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other document to be delivered hereunder, except for the filing of UCC financing statements which are referred to herein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Buyer shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)                                 Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)                                  Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer and assignment of the Receivables to the Buyer, enforceable against creditors of, and purchasers from, the Originator.   The Originator shall have no remaining property interest in any Transferred Receivable.

(f)                                   The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been or will be furnished to the Buyer in accordance with Section 5.01(j) below, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals and its Subsidiaries, except as may have previously been disclosed to the Buyer.

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(m)                             With respect to any programs used by the Originator in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent so that such new Collection Agent shall have the benefit of such programs (it being understood, however, that the Collection Agent, if other than United Rentals, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Originator).

(n)                                 All sales, excise or other taxes with respect to the merchandise, insurance or services which are the subject of any Contract for a Receivable have been paid by the Originator when due, except where the failure to pay such sales, excise or other taxes would not reasonably be expected to have a Material Adverse Effect on the Originator or the Buyer or create any material liability against the Buyer, the Administrative Agent, any Purchaser Agent, any Purchaser or any Bank.

(o)                                 The names of the Collection Account Banks and Controlled Account Bank, together with the account numbers of the Collection Accounts and the Controlled Account, are specified in Annex B (as the same may be updated from time to time pursuant to Section 5.01(g), the definition of Collection Account or Controlled Account, as applicable, contained in the Receivables Agreement and paragraph (h) of Exhibit IV to the Receivables Agreement).

(p)                                 All right, title and interest of the Originator in and to, and exclusive dominion and control in respect of the Controlled Account have been transferred by the Originator to the Buyer, or its designee, free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document).   The Originator has no interest in any Collection Account or the Controlled Account.

(q)                                 Each ENB Receivable has been originated pursuant to the terms of a Contract substantially similar to the form of Contract attached as Annex H to the Receivables Agreement, as amended from time to time by the Originator with notice to the Buyer; provided that if any amendment to such form of Contract adversely affects the enforceability of ENB Receivables or the interests of the Buyer therein in any material respect, such amendment shall require the written consent of the Buyer.

ARTICLE V

COVENANTS

SECTION 5.01              Covenants of the Originator.

From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or have been written off as uncollectible:

(a)                                 Compliance with Laws, Etc.   The Originator will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and

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(f)                                   Change in Business or Credit and Collection Policy.   The Originator will not make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectability of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement, except as may otherwise be agreed in writing by the Buyer.

(g)                                  Change in Payment Instructions to Obligors.   The Originator will not make or permit any change in the instructions to Obligors regarding payments to be made to any Collection Account, unless the Buyer and its assigns shall have received notice of such change (including an updated Annex B, if applicable) and such change relates solely to instructions to Obligors to pay to another Collection Account subject to a Collection Account Agreement.

(h)                                 Deposits to Collection Account.   The Originator will deposit, or cause to be deposited, all Collections of Transferred Receivables into Collection Accounts and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account within one Business Day of receipt except to the extent otherwise permitted by the provisions of Section 1.04(a) of the Receivables Agreement.   The Originator will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Transferred Receivables and the proceeds of Excluded Receivables.   The Originator will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Transferred Receivables, the proceeds of Excluded Receivables, and to the limited extent permitted in the Receivables Agreement, Identifiable Combined Assets.   The Originator will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Originator will cause such proceeds to be transferred (and the Buyer and Collection Agent agrees to transfer such proceeds) to the Originator within one Business Day of the day on which the Originator becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

(i)                                     Marking Records.   The Originator will mark its master data processing records and, at the request of the Buyer, each Contract giving rise to Transferred Receivables and all other relevant records evidencing the Receivables which are the subject of each transfer hereunder with a legend, acceptable to the Buyer, stating that such Receivables, the Related Security and Collections with respect thereto, have been transferred in accordance with this Agreement.

(j)                                    Reporting Requirements.   United Rentals will provide to the Buyer the following:

(i)                                     as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of United Rentals and its Subsidiaries for the period

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commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals.   Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD are Revolving Credit Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(ii)                                  as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing.   Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST~~, BMO~~ and TD are Revolving Credit Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(iii)                               notice of the termination of the Credit Agreement by the lenders thereunder as soon as reasonably practicable, but in any event within one Business Day of the earlier of receipt by the Collection Agent or the Originator of notice of such termination and the effectiveness of such termination;

(iv)                              ~~as soon as possible and in any event within five Business Days~~promptly after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer or treasurer of United Rentals setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Originator has taken and proposes to take with respect thereto;

(v)                                 promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders~~,~~ and copies of all reports and registration statements that United Rentals or any Subsidiary ~~files~~filed with the ~~Securities and Exchange Commission~~SEC or any national securities exchange;

(vi)                              promptly after the filing or receiving thereof, copies of all reports and notices that United Rentals or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that United Rentals or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which United Rentals or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which ~~could~~would, in the aggregate,

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~~result in the imposition of liability on United Rentals and/or any such Affiliate in excess of $100,000,000~~reasonably be expected to have a Material Adverse Effect;

(vii)                           promptly and in any event within 30 days after any change in the name or change in or addition of jurisdiction of organization of the Originator, a notice setting forth such change and the effective date thereof;

(viii)                        at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of a Responsible Officer of United Rentals to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(ix)                              such other information, documents, records or reports respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originator as the Buyer may from time to time reasonably request;

(x)                                 promptly after United Rentals obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect, (b) litigation or proceeding materially and adversely affecting the Originator’s ability to perform its obligations under this Agreement or (c) other litigation or proceeding that would reasonably be expected to have a Material Adverse Effect; and

(xi)                              promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Originator.

The reporting requirements set forth in this Section 5.01(j) are satisfied by filing any of the documentation specified in (i), (ii) and (v) above with the ~~Securities and Exchange Commission~~SEC through the EDGAR electronic filing system.

(k)                                 Change of Control.   The Originator shall not permit a Change of Control, as defined in the Receivables Agreement, to occur.

(l)                                     Further Assurances.

(i)             The Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Buyer or its assignee to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Originator will, upon the request of the Buyer or its assignee, (1) prepare and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that

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may be reasonably necessary or desirable to perfect, protect or evidence such Transferred Receivables; (2) mark conspicuously each invoice in their files evidencing each Transferred Receivable with a legend, reasonably acceptable to the Buyer, evidencing that such Receivable has been sold or contributed; and (3) deliver to the Buyer copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy ~~or in magnetic tape or diskette~~, electronic format or electronic storage device (which, if ~~in magnetic tape or diskette format~~using an electronic storage device, shall be compatible with the Buyer’s computer equipment).

(ii)          The Originator authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables, the Related Security and the Collections with respect thereto without the signature of the Originator where permitted by law.   A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law;

(iii)       The Originator authorizes the Buyer or its assignee to take any and all steps in the Originator’s name and on behalf of the Originator that are reasonably necessary or desirable, in the determination of the Buyer, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Originator’s name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security;

provided that nothing in this Section 5.01(l) shall require the Originator to take any action with respect to Identifiable Combined Assets.

(m)                             Audits. The Originator will, from time to time during regular business hours as requested by the Buyer or its assigns, permit the Buyer, or its agents, representatives or assigns

(i)             to conduct periodic audits of the Transferred Receivables, the Related Security and the related books and records and collections systems of the Collection Agent (including any subcontractor) and the Originator;

(ii)          to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent (including any subcontractor) or the Originator relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts; and

(iii)       upon reasonable prior notice, to visit the offices and properties of the Collection Agent or the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Originator’s performance hereunder with any of the officers or employees of the Collection Agent or the Originator having

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respect) and such failure shall remain unremedied for 10 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

(b)                                 The Originator shall fail to make any payment required under Section 2.05(a) or 2.05(b), and any such failure to pay shall remain unremedied for three Business Days; or

(c)                                  Any representation or warranty made or deemed made by the Originator or United Rentals (or any of its officers) pursuant to this Agreement or the Performance Undertaking Agreement or any other Transaction Document or any information or report delivered by the Originator pursuant to this Agreement or any other Transaction Document or United Rentals pursuant to this Agreement or the Performance Undertaking Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within 30 days of the earlier of any Responsible Officer of the Originator or United Rentals becoming aware of such incorrectness or untruth or written notice thereof being given to the Originator or United Rentals by the Buyer; or

(d)                                 United Rentals or the Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document on its part to be performed or observed in any material respect (or, if such term, covenant or agreement is qualified by materiality, material adverse effect or a similar qualification, in any respect) and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to United Rentals or the Originator, as applicable by the Buyer; or

(e)                                  United Rentals or any of its Significant Subsidiaries shall fail to pay its Debt and other obligations, including liabilities in respect of Taxes, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) United Rentals or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest ~~could~~would not reasonably be expected to result in a Material Adverse Effect or (b) the aggregate uninsured and unpaid amount is less than $~~150~~200,000,000 or the failure to make payment would not reasonably be expected to result in a Material Adverse Effect; or

(f)                                   Any purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim other than the security interest created pursuant to Section 5.02 hereof (other than any Adverse Claim arising under or permitted by any Transaction Document), and such default is incapable of remedy or, if capable of remedy, (x) the value of such percentage ownership or security interest shall not exceed $5,000,000 and (y) such default is not corrected or cured within 10 Business Days after any Responsible Officer of the Originator becoming aware of such default or written notice thereof being given to the Originator by the Buyer; or

(g)                                  The Originator or United Rentals shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a

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or legal process, including a filing with the ~~Securities and Exchange Commission~~SEC through the EDGAR electronic filing system in accordance with United Rentals’ continuous disclosure obligations under the Securities Exchange Act of 1934, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted.   Officers, directors, employees and agents of any Bank shall at all times have the right to share information received from United Rentals and its affiliates to appropriate parties in connection with the proposed transaction on a confidential basis.

SECTION 9.07              GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S OWNERSHIP OF OR SECURITY INTEREST IN THE TRANSFERRED RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 9.08              SUBMISSION TO JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.   EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 9.09              WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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